SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 9, 2006

Strategic Hotels & Resorts, Inc.

(Exact Name of Registrant as specified in its charter)

Maryland	001-32223	33-1082757
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

77 West Wacker Drive, Suite 4600, Chicago, Illinois 60601

(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (312) 658-5000

     N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

In connection with the resignation of Monte J. Huber as vice president and controller of Strategic Hotels & Resorts, Inc. (the “Company”) discussed below in Item 5.02(b) of this Current Report on Form 8-K, the Company entered into a letter agreement (the “Separation Agreement”) dated June 9, 2006 with Mr. Huber pursuant to which Mr. Huber will remain an employee of the Company through July 7, 2006 (the “Transition Period”) to assist the Company with the transition of his duties and responsibilities and will be available to provide consulting services for a period of one year thereafter (the “Consulting Period”). Pursuant to the Separation Agreement, the Company has agreed to provide Mr. Huber with, among other things: (i) payments equal to one year's base salary ($183,000) payable on a bi-weekly schedule over the course of the Consulting Period, (ii) medical coverage for a period up to twelve months commencing on August 1, 2006, (iii) education reimbursement during the Consulting Period and (iv) outplacement services (collectively, the “Consideration”). Pursuant to the terms of the Separation Agreement, Mr. Huber released the Company from claims against the Company. In addition, pursuant to the Separation Agreement, the Consideration provided by the Company to Mr. Huber is conditioned on Mr. Huber executing a transition period waiver and release at the end of the Transition Period.

The Separation Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference. The foregoing description of the Separation Agreement is qualified in its entirety by reference to the full text of the Agreement.

Item 5.02.        Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b)        Effective June 9, 2006, Monte J. Huber resigned from the offices of vice president and controller of the Company. Pursuant to the Separation Agreement, Mr. Huber will remain an employee of the Company through July 7, 2006 to allow for the transition of his duties and responsibilities and will be available to provide consulting services for a period of one year thereafter.

(c)         Effective June 9, 2006, Jayson C. Cyr, age 57, assumed the role of principal accounting officer of the Company. Mr. Cyr is currently the Company's Senior Vice President-Administration and oversees the Company's financial reporting and accounting functions. Mr. Cyr currently receives an annual base salary of $210,000. In addition, Mr. Cyr participates in the Company’s stock incentive plan and is eligible to receive an annual cash bonus.

Prior to joining the Company in November 2005, Mr. Cyr served as an independent financial consultant to the Company overseeing internal audit and efforts to comply with Sarbanes-Oxley. For services performed from November 2004 to November 2005, the

Company paid Mr. Cyr $306,225 in connection with such consulting arrangement. From 1998 to 2000, Mr. Cyr served as vice president and controller for the Company's predecessor and from 2000 to 2004, Mr. Cyr served as Senior Vice President-Finance for the Company's predecessor. Prior to 1998, he served four years at Security Capital Group (“SCG”) and was the chief accounting officer during SCG’s initial public offering. Previously, Mr. Cyr was with Lincoln Property Company where he served as controller. Mr. Cyr earned a Bachelor of Science degree in accounting from Kansas State University and is a Certified Public Accountant.

Item 9.01.	Financial Statements and Exhibits.
(c)	Exhibits

Exhibit Number	Description
10.1	Separation Agreement, dated June 9, 2006, by and between the Company and Monte J. Huber

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STRATEGIC HOTELS & RESORTS, INC.

By:	/s/ Paula Maggio
Name:	Paula Maggio

Title:	Vice President, Secretary and General Counsel

Date: June 12, 2006

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